Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of CBD Media LLC on Form S-4 of our report dated May 9, 2003 with respect to the financial statements of Cincinnati Bell Directory Inc. (Predecessor) as of March 7, 2002 and for the period from January 1, 2002 to March 7, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

November 4, 2003